                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 38 to Registration Statement No. 33-64872 on Form N-1A of our report dated
May 12, 2006, relating to the financial statements and financial highlights of
American Century Capital Portfolios, Inc. including Real Estate Fund, Equity
Income Fund, Value Fund, Equity Index Fund, Small Cap Value Fund, Large Company
Value Fund, and Mid Cap Value Fund, appearing in the Annual Report on Form N-CSR of American Century Capital Portfolios, Inc. for the year ended March 31, 2006, and to the references to us under the headings "Financial Highlights" in the
Prospectuses of Real Estate Fund, Equity Income Fund, Value Fund, Equity Index
Fund, Small Cap Value Fund, Large Company Value Fund, and Mid Cap Value Fund and
"Independent Registered Public Accounting Firm" and "Financial Statements" in
the Statement of Additional Information, which are part of such Registration
Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Kansas City, Missouri
July 24, 2006